                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            INGERSOLL-RAND COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            INGERSOLL-RAND COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[INGERSOLL-RAND LOGO]
                                             World Headquarters
                                             -----------------------------------

                                             Ingersoll-Rand Company
                                             Woodcliff Lake, New Jersey
                                             07675-8738

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Ingersoll-Rand Company will be held on Thursday, April 27, 1995, at 10:30 a.m., local time, at the Company's executive offices, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey for the following purposes:

          (1) To elect one director of the First Class to hold office for two years, four directors of the Second Class to hold office for three years and two directors of the Third Class to hold office for one year.

          (2) To act upon the adoption of the Company's Incentive Stock Plan of 1995.

          (3) To act upon the adoption of the Company's Senior Executive Performance Plan.

          (4) To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for 1995.

          (5) To transact such other business as may be incident to or properly come before the Annual Meeting or any adjournments thereof.

     The transfer books will not be closed, but only shareholders of record at the close of business on February 28, 1995 are entitled to notice of and to vote at the Annual Meeting.

     A map showing the location of the Company's executive offices, as well as necessary travel information, follows this Notice and Proxy Statement.

     You are requested to vote, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. Since it is impractical to eliminate duplication, separate proxies are mailed to persons whose names are shown in more than one way on the Company's stock records. Therefore, you may receive more than one proxy. PLEASE VOTE, DATE, SIGN AND RETURN ALL PROXIES RECEIVED.

     Shares held for the account of shareholders participating in the Company's Automatic Dividend Reinvestment and Cash Payment Plan will be voted by such Plan's administrator in the same manner as directed on the enclosed proxy. If a shareholder participating in the Automatic Dividend Reinvestment and Cash Payment Plan does not return a proxy, the shares held for such shareholder's account in such Plan will not be voted.

                                          By Order of the Board of Directors,

                                                R.G. Heller,
                                                 Secretary

Dated: March 15, 1995

                             INGERSOLL-RAND COMPANY
                                 P.O. BOX 8738
                        WOODCLIFF LAKE, NEW JERSEY 07675

                                PROXY STATEMENT

                      1995 ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of the Company in connection with the Annual Meeting to be held on April 27, 1995. It and this Proxy Statement are being sent to shareholders beginning on or about March 15, 1995. Proxies in the accompanying form which are properly executed and received by the Secretary prior to the Annual Meeting will be voted. The Company has retained Georgeson & Co. to assist in the solicitation of proxies personally and by telephone at a cost of $10,000 plus expenses. In addition, certain officers and other employees of the Company, without extra remuneration, may assist in the solicitation. The cost of solicitation will be borne by the Company.

                             REVOCABILITY OF PROXY

     A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

                               VOTING SECURITIES

     The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on February 28, 1995. There were outstanding and entitled to vote on such date 105,589,255 shares of Common Stock, each of which is entitled to one vote.

     In voting for the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder may cumulate such voting power as such shareholder possesses and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of such shareholder's votes, or distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. The enclosed proxy grants discretionary authority for the exercise of such cumulative voting rights.

     The affirmative vote of the holders of a plurality of votes cast at the Annual Meeting will be required to elect directors. The affirmative vote of the holders of a majority of the votes of the shares represented at the meeting, either in person or by proxy, and entitled to vote, will be required to adopt the Company's Incentive Stock Plan of 1995, provided that a majority of the outstanding shares votes on such proposal. The affirmative vote of the holders of a majority of the votes cast will be required to act on all other matters to come before the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. The inspectors of election will treat abstentions, as well as shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter, as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining the approval of the particular matter in question, except that as to the proposal to adopt the Company's Incentive Stock Plan of 1995 abstentions will have the same effect as a vote against such proposal.

                           1.  ELECTION OF DIRECTORS

     It is intended that the proxies will be voted for the election of (i) Richard J. Swift as a director of the First Class for a term of two years, (ii) Donald J. Bainton, Brendan T. Byrne, Constance J. Horner and Orin R. Smith as directors of the Second Class for a term of three years, and (iii) H. William Lichtenberger and Alexander H. Massad as directors of the Third Class for a term of one year. If, for reasons not now known, any of said nominees is not a candidate when the Annual Meeting takes place, it is intended that such proxies will be voted for the election of the other nominees named and may be voted for any substitute nominees. The proxies may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxyholders, makes such action necessary or desirable.

     Information with respect to each nominee and each director whose term of office will continue after the Annual Meeting is as follows:

DONALD J. BAINTON

     Mr. Bainton has been Chairman and Chief Executive Officer and a director of Continental Can Co., Inc., an industrial packaging company which also provides engineering, architectural and surveying services, since 1983. He is also a director of General Public Utilities Corporation. Mr. Bainton, who is 63 years old, became a director of the Company in 1993, and he is a candidate for a three-year term. Member of Audit and Compensation and Nominating Committees.

THEODORE H. BLACK

     Mr. Black retired in 1993 as Chairman and Chief Executive Officer of the Company, a position he had held from 1988. He previously served as a Vice President of the Company from 1972 through 1986, as President and Chief Executive Officer of Dresser-Rand Company (in which the Company holds a 49% ownership interest) from 1987 until 1988 and as President of the Company from 1988 to 1992. He is also a director of CPC International, Inc., General Public Utilities Corporation and McDermott International, Inc. Mr. Black, who is 66 years old, became a director of the Company in 1988, and his current term expires in 1997.

BRENDAN T. BYRNE

     Mr. Byrne has been a member of the law firm of Carella, Byrne, Bain, Gilfillan, Cecchi and Stewart since 1982. He previously served as Governor of New Jersey from 1974 to 1982. He is also a director of Bell Atlantic-New Jersey, Inc., Chelsea GCA Realty, Inc. and Elizabethtown Water Co. Mr. Byrne, who is 70 years old, became a director of the Company in 1988, and he is a candidate for a three-year term. Member of Audit, Corporate Affairs and Finance Committees.

JOSEPH P. FLANNERY

     Mr. Flannery has been Chairman, President and Chief Executive Officer of Uniroyal Holding, Inc., a holding company, since 1986. He was also a partner in Clayton & Dubilier, an investment firm, from 1988 to 1990. Mr. Flannery served as Chairman, President and Chief Executive Officer of Uniroyal, Inc., a manufacturer of chemicals, tires, engineered products and leisure products, from 1982 to 1986. He is also a director of APS, Inc., Arvin Industries, Inc., K Mart Corporation, Newmont Gold Company, Newmont Mining Corporation and The Scotts Company. Mr. Flannery, who is 62 years old, became a director of the Company in 1986, and his current term expires in 1997. Member of Audit, Compensation and Nominating and Finance Committees.

CONSTANCE J. HORNER

     Mrs. Horner has been a Guest Scholar at The Brookings Institution since 1993. She previously served at the White House as Assistant to the President and Director of Presidential Personnel from 1991 to 1993, and as Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991. She is also a director of Pfizer Inc. and The Prudential Insurance Company of America. Mrs. Horner, who is 53 years old, became a director of the Company in 1994, and she is a candidate for a three-year term. Member of Corporate Affairs and Finance Committees.

H. WILLIAM LICHTENBERGER

     Mr. Lichtenberger has been Chairman and Chief Executive Officer of Praxair, Inc., an industrial gases company, since 1992. He previously served as a Vice President of Union Carbide Corporation ("Union Carbide") from 1986 to 1990, and as the President and Chief Operating Officer of Union Carbide from 1990 until his resignation in 1992 in connection with the spinoff of Praxair, Inc. from Union Carbide. He is also a director of Olin Corporation. Mr. Lichtenberger, who is 59 years old, is a candidate for a one-year term.

ALEXANDER H. MASSAD

     Mr. Massad served as a director of Mobil Corporation from 1977 and a director and Executive Vice President of Mobil Oil Corporation from 1976 until his retirement from these positions in 1986. He is also a director of Maxim Engineers, Inc., Research Applications Inc. and Texas Commerce Bank-Austin. Mr. Massad, who is 71 years old, became a director of the Company in 1982, and he is a candidate for a one-year term. Member of Audit and Corporate Affairs Committees.

JAMES E. PERRELLA

     Mr. Perrella has been Chairman and Chief Executive Officer of the Company since 1993. He has also served as President of the Company since 1992, prior to which he served as an Executive Vice President of the Company. He is also a director of Cincinnati Milacron, Inc. Mr. Perrella, who is 59 years old, became a director of the Company in 1992, and his current term expires in 1996.

JOHN E. PHIPPS

     Mr. Phipps has been a private investor for many years. He is also a director of W.R. Grace & Co. Mr. Phipps, who is 62 years old, became a director of the Company in 1970, and his current term expires in 1996. Member of Corporate Affairs and Finance Committees.

DONALD E. PROCKNOW

     Mr. Procknow served as Vice Chairman and Chief Operating Officer and a director of AT&T Technologies, Inc. (formerly Western Electric Company, Inc.) from 1984 until his retirement from these positions in 1986. Previously he had served as Chief Executive Officer of Western Electric Company, Inc. from 1972. He is also a director of The Prudential Insurance Company of America. Mr. Procknow, who is 71 years old, became a director of the Company in 1973, and his current term expires in 1996. Member of Audit and Compensation and Nominating Committees.

CEDRIC E. RITCHIE

     Mr. Ritchie has been Chairman of the Executive Committee of The Bank of Nova Scotia since January 1993 and has served as a director of The Bank of Nova Scotia for many years. He served as Chairman of the Board of The Bank of Nova Scotia from 1974 until January 1995 and as its Chief Executive Officer from 1974 until January 1993. He is also a director of J. Ray McDermott S.A., MacMillan Bloedel Limited, Moore Corporation Limited and Nova Corporation of Alberta. Mr. Ritchie, who is 67 years old, became a director of the Company in 1987, and his current term expires in 1997. Member of Compensation and Nominating and Finance Committees.

ORIN R. SMITH

     Mr. Smith has been Chairman and Chief Executive Officer and a director of Engelhard Corporation, a provider of specialty chemical products, engineered materials and precious metals management services for various industries, since January 1995. He previously served as President and Chief Executive Officer of Engelhard Corporation from 1984 to January 1995. He is also a director of Louisiana Land & Exploration Company, The Summit Bancorporation and Vulcan Materials Company. Mr. Smith, who is 59 years old, is a candidate for a three-year term.

RICHARD J. SWIFT

     Mr. Swift has been Chairman, President and Chief Executive Officer of Foster Wheeler Corporation, a provider of design, engineering, construction, manufacturing, management and environmental services, since April 1994. Previously, he held several executive positions with Foster Wheeler Corporation, including serving as its President and Chief Operating Officer from December 1992 to April 1994. He is also a director of Public Service Enterprise Group Incorporated. Mr. Swift, who is 50 years old, is a candidate for a two-year term.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of February 28, 1995, the beneficial ownership of the Company's Common Stock by (i) each of the directors and each of the nominees for director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

                                                                      SHARES BENEFICIALLY OWNED
                                                                      AND NATURE OF BENEFICIAL
                                  NAME                                      OWNERSHIP(A)
    ----------------------------------------------------------------  -------------------------
    D.J. Bainton....................................................                300
    P.L. Bergren....................................................             34,407(b)
    T.H. Black......................................................            190,166(b)(c)
    B.T. Byrne......................................................                400
    J.P. Flannery...................................................              1,000
    C.J. Horner.....................................................                503
    H.W. Lichtenberger..............................................              1,000
    A.H. Massad.....................................................              1,098
    T.F. McBride....................................................             73,309(b)
    W.G. Mulligan...................................................            262,366(b)
    J.E. Perrella...................................................            257,403(b)(d)
    J.E. Phipps.....................................................                500
    D.E. Procknow...................................................              1,000
    C.E. Ritchie....................................................                400
    O.R. Smith......................................................              1,000
    R.J. Swift......................................................                500
    J.F. Travis.....................................................            175,512(b)(e)
    All directors, nominees and executive officers as a group (28
      persons)......................................................          1,635,332(b)(f)

---------------
(a) Unless otherwise indicated, all shares were held directly. No director, nominee or executive officer of the Company owns as much as 1% of the outstanding Common Stock.

(b) Includes shares held by the trustee under the Company's Savings and Stock Investment Plan and Retirement Account Plan for the benefit of executive officers as follows: P.L. Bergren, 2,887 shares; T.F. McBride, 7,205 shares; W.G. Mulligan, 11,752 shares; J.E. Perrella, 28,027 shares; J.F Travis, 14,392 shares; and all executive officers as a group, 114,044 shares.

     Also included are shares which executive officers and Mr. Black (who previously had served as the Company's Chairman and Chief Executive Officer) had the present right to acquire under the Company's Incentive Stock Plans as follows: P.L. Bergren, 25,000 shares; T.H. Black, 130,000 shares;

     T.F. McBride, 30,000 shares; W.G. Mulligan, 194,000 shares; J.E. Perrella, 170,000 shares; J.F. Travis, 140,000 shares; and all directors and executive officers as a group, 1,145,000 shares.

(c) Includes 13,500 shares of Common Stock owned by Mr. Black's wife and Mr. Black disclaims beneficial ownership of such shares.

(d) Includes 7,800 shares of Common Stock owned by a family foundation of which Mr. Perrella and his wife are the trustees and Mr. Perrella disclaims beneficial ownership of such shares.

(e) Includes an aggregate of 3,000 shares owned by members of Mr. Travis' family and Mr. Travis disclaims beneficial ownership of all such shares.

(f) All directors, nominees and executive officers as a group beneficially owned approximately 1.53% of the outstanding Common Stock. This includes an aggregate of 25,588 shares of Common Stock owned by members of the families of such individuals or by a family foundation, as to which such directors and executive officers disclaim beneficial ownership.

     Chase Manhattan Bank, N.A., 4 Chase Metro Tech Center, Brooklyn, New York 11245, has notified the Company that, as trustee for the Company's Savings and Stock Investment Plan and Retirement Account Plan, it held as of February 28, 1995, an aggregate of 5,735,528 shares of Common Stock, representing approximately 5.43% of the outstanding Common Stock, for the benefit of participants in such plans.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held nine meetings during 1994. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Committees of which he or she was a member.

     Directors who are not employees of the Company receive an annual retainer of $27,000, and $1,000 for attendance at each Board or Committee meeting, except that Committee chairmen receive $1,500 per Committee meeting. In addition, the Incentive Stock Plan of 1995, if adopted by the shareholders at the Annual Meeting, will provide annually to each non-employee director options to purchase 1,500 shares of the Company's Common Stock.

     A director who is not a participant in any of the Company's other retirement plans and who retires as a director at age 70 (the mandatory retirement age for directors either elected after September 1, 1994 or who had not as of such date attained age 70; the mandatory retirement age for other directors being 72) with ten or more years of service (five years for directors whose mandatory retirement age is 72), will receive annually during such individual's lifetime a fee equal to the annual retainer in effect as of the date of such individual's retirement. A pro rata amount of such annual retainer will be paid if such director's service is between five and ten years.

     The Audit Committee held four meetings during 1994. The functions of this Committee are to recommend to the Board the public accounting firm to be appointed the Company's independent auditors, to review the scope of the audit and the findings of the independent auditors, to review with Company officers the internal audit department activities and any actions taken in response to recommendations of the independent auditors, to make appropriate periodic reports to the Board relating to the Committee's activities and to render such advice and recommendations in connection with the foregoing matters as it deems necessary.

     The Compensation and Nominating Committee held four meetings during 1994. The functions of this Committee are to establish the Company's executive compensation policies, to review the compensation of officers and key employees, to recommend or approve changes in compensation within the limits of the Committee's authority, to review and recommend changes in the Company's employee benefit programs and management succession plans and to recommend to the Board nominees for election as directors and officers and for appointment to the committees of the Board. The Committee also administers and supervises the Company's Incentive Stock Plans and the Management Incentive Unit Plan.

     While the Compensation and Nominating Committee does not actively solicit names of candidates for nomination to the Board, it will review and consider any proposed nominations submitted in writing by the shareholders of the Company. Shareholders may submit such recommendations to the Secretary of the Company.

     The Corporate Affairs Committee held two meetings during 1994. The functions of this Committee are to review the Company's policies on public issues having broad social significance, the implementation of those policies, and the Company's conduct of its business as a responsible corporate citizen.

     The Finance Committee held four meetings during 1994. The functions of this Committee are to direct the investment policies of all retirement plans of the Company and its subsidiaries (including the Company's Savings and Stock Investment Plan), and to review the Company's annual finance plan, proposed borrowings and securities issuances, and dividend and cash management policies.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

     The Company's executive compensation program is administered by the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee"), which is composed of the individuals listed below, each of whom is an independent non-employee director. The Compensation Committee has responsibility for the Company's executive officer compensation program, including the approval of salary increases and annual bonuses, and the granting of stock options (and associated stock appreciation rights), stock awards and Management Incentive Units ("MIUs"), in accordance with the terms of the respective plans governing such grants, to executive officers who are not also directors of the Company. It also has responsibility for making recommendations to the members of the Board of Directors who have not participated in the executive compensation program regarding salary increases, the payment of annual bonuses, and the granting of stock options (and associated stock appreciation rights), stock awards and MIUs to executive officers who also are directors of the Company.

Compensation Policies Applicable to Executive Officers

     The Compensation Committee's executive officer compensation policies are based on the belief that the interests of the Company's executive officers should be aligned with those of the Company's shareholders. The policies relate compensation to both short-term (annual) and long-term financial performance of the Company, as well as to long-term shareholder returns, and incorporate a pay-at-risk component to achieve these ends.

     The objectives which guide policy development are to (a) provide a total compensation package that will attract, motivate and retain as senior management exceptionally talented individuals who are essential for building shareholder value on a long-term basis, (b) establish annual incentives for senior management that are directly tied to the overall financial performance of the Company, and (c) create long-term incentives to focus executives on managing from the viewpoint of an owner with an equity stake in the business, thereby aligning executive compensation with the values realized by the Company's shareholders. While many compensation determinations are based upon objective criteria, certain of such determinations include subjective elements.

     The Compensation Committee periodically reviews and evaluates its executive officer compensation practices against the practices of approximately 50 industrial and service companies with annual revenues in the $3 billion to $6 billion range, using survey data compiled and analyzed by an outside consulting firm engaged by the Compensation Committee. Data from other compensation surveys is also considered. The companies included in these compensation surveys are not the same as those comprising the Standard & Poor's Machinery-Diversified Index referred to below under the caption "Performance Graph," although some of the companies comprising such Index are included in the compensation surveys.

     Salary increases normally are granted annually to executive officers by the Compensation Committee based upon individual performance, the Compensation Committee's evaluation of general U.S. industry salary trends derived from surveys and various business publications and the salaries paid for comparable positions in the surveyed corporations referred to above. Weighting of these salary determination factors varies because each salary determination is based upon an individual's particular circumstances.

     Executive officers with direct responsibility for operations may receive annual bonuses under the terms of written performance agreements established early each year. The current agreements provide that a bonus equal to 30-40% of salary will be payable if their respective group operations meet certain pre-established operating income and asset management targets, and an additional 40-50% of salary (to a maximum of 80% of salary) will be payable for substantially exceeding those targets. In addition, a discretionary bonus of up to 20% of salary may be payable based upon subjective criteria applicable to the respective operations managed by these executive officers. The total bonus may be increased by up to 25% based on the Company's achievement of a pre-established earnings per share objective during the particular year.

     Other executive officers, including those responsible for staff functions, may receive annual bonuses based upon both the Company's and their individual performance during such year. The determination of the amount of any bonus payable to these other executive officers is subjective. In fixing such bonus awards, the Compensation Committee considers not only the Company's earnings per share performance in the particular year compared to the preceding year and to the earnings per share goal established at the start of the particular year, but also the individual's contribution to such performance. In addition, the general economic environment in which the Company operated during such year is taken into account.

     The Omnibus Budget Reconciliation Act of 1993 includes a provision that disallows, effective January 1, 1994, a federal income tax deduction for compensation, other than certain performance-based compensation, in excess of $1 million annually paid by the Company to any individual named in the Summary Compensation Table. In response to that provision, the Compensation Committee recommended to the Board of Directors the adoption, subject to shareholder approval, of the Senior Executive Performance Plan, which is more fully described in Item 3 of this Proxy Statement. If such plan is adopted at the Annual Meeting, it is the intention of the Compensation Committee and the Board of Directors to continue the existing annual incentive compensation program described above, subject to the limitations prescribed by the Senior Executive Performance Plan.

     The Company's executive officer compensation program provides for a substantial component of total executive officer compensation to reflect the returns realized by shareholders and the degree to which future performance targets are met. This equates the long-term interests of the Company's executive officers with those of the Company's shareholders and is accomplished through the following long-term incentive programs:

          (a) Stock options with tandem stock appreciation rights under the Incentive Stock Plan of 1990 (the "1990 Plan") generally have been granted annually at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and are exercisable over the period beginning one year from the date of grant until the tenth anniversary of the grant. If approved at the 1995 Annual Meeting, the Incentive Stock Plan of 1995 (the "1995 Plan") will provide for a continuation of this program.

          (b) Stock awards payable in the Company's Common Stock periodically have been granted under the 1990 Plan to executive officers and other key employees of the Company. Awards to executive officers normally are distributed upon vesting in three annual installments and are conditioned on continued employment with the Company. The stock awards provide that one-half of each award will be paid only in the event the Company achieves predetermined earnings per share objectives during the installment payout period. The objective for each year is established early in the year by a majority of the members of the Board of Directors who do not participate in the compensation program. In the event such earnings per share objectives are not met, payouts are made only at the discretion of the members of the Board of Directors who do not participate in the executive compensation program. This program will also be continued under the 1995 Plan if it is adopted by the shareholders.

          (c) MIUs under the Management Incentive Unit Plan (the "MIU Plan") have been granted to executive officers during the course of their employment with the Company. This program recognizes the performance of individuals who have a high potential for growth in the future management of the

     Company. The number of MIUs granted to a particular individual is based upon the position responsibility of such individual within the Company, such individual's tenure in such position and with the Company, and an evaluation of the potential of such individual for future growth. Weighting of the factors used in determining MIU grants varies because each grant is based upon an individual's particular circumstances. Under the MIU Plan, when cash dividends are paid on the Company's Common Stock, a participant is paid a cash amount equal to one-half of the dividends such participant would have received had the participant owned one share of Common Stock for each MIU granted to the participant. The remaining one-half of each cash dividend is credited to an account for the participant and is converted into so-called Common Stock equivalents (i.e., a unit or units equal to the number of shares of the Company's Common Stock which the cash would have been able to purchase on the open market, based on the then current per share price). Dividends are credited on such Common Stock equivalents which also are held in the participant's MIU account. Amounts credited as Common Stock equivalents become vested after five years. Common Stock equivalents entitle the holder to receive upon retirement, as defined in the MIU Plan, cash equal to the fair market value of one share of Common Stock for each Common Stock equivalent credited to the participant's account.

     The number of stock options and stock awards granted are based upon the position responsibility of each recipient and the long-term incentive practices of the surveyed corporations referred to above. These factors are periodically reevaluated by the Compensation Committee. The Compensation Committee seeks to provide long-term incentive compensation for a particular position within the third quartile of practices of the surveyed corporations referred to above for equivalent positions. The Compensation Committee uses these guidelines in making its award grant determinations. New awards of both stock options and stock grants are issued without regard to the options or awards previously granted or still outstanding.

     The Company's Savings and Stock Investment Plan (the "Savings Plan"), in which all United States employees who are not members of collective bargaining units may participate, furthers the goal of aligning the long-term interests of all Company employees and the shareholders by providing that all Company matching contributions, which during 1994 equaled up to 3% of a participant's annual compensation (as defined in the Savings Plan), are invested solely in the Company Stock Fund maintained under the Savings Plan.

1994 Chief Executive Officer Compensation

     The Compensation Committee recommended (and the Board of Directors approved) a 6.7% salary increase to $560,000 for Mr. Perrella, effective June 1, 1994. This increase was given to bring Mr. Perrella's salary level above the minimum of the salary range set for the Company's chief executive officer. This range is set relative to chief executives of the surveyed corporations referred to above.

     In addition, the Compensation Committee recommended that the Board approve a bonus to Mr. Perrella in respect of 1994 in an amount equal to 125% of his 1994 year-end salary. This recommendation, as well as the Board's subsequent award of that bonus, was based upon the Company's 1994 operating results, which exceeded 1993 and which exceeded the 1994 earnings goal, and Mr. Perrella's contribution to these results.

     During 1994, Mr. Perrella was also awarded stock options (with associated stock appreciation rights) in respect of 80,000 shares of the company's Common Stock which are exercisable beginning on May 5, 1995, at an exercise price of $34.94 per share. In addition, on September 7, 1994, consistent with the guidelines described above (i.e., based upon his position responsibility and the long-term incentive practices of the surveyed corporations referred to above), Mr. Perrella was granted a stock award totalling 45,000 shares, which are distributable upon vesting in accordance with the Company's stock award program.

1994 Compensation of Other Named Executive Officers

     During 1994, in accordance with the policies stated above, the executive officers named in the Summary Compensation Table, other than Mr. Perrella, were granted salary increases averaging approximately 11.6%, including increases granted in connection with the promotions of two such individuals. Bonus awards to Messrs. Travis and Bergren were granted pursuant to performance agreements of the type described above.

Since in 1994 the groups for which Messrs. Travis and Bergren were responsible exceeded their respective operating income and asset management goals and the Company achieved certain pre-established profit objectives, these individuals were awarded bonuses averaging approximately 109% of salary. Messrs. Mulligan and McBride, who did not have performance agreements for 1994, were awarded bonuses averaging approximately 57% of salary, in line with Company performance and the evaluation of their individual contributions to the Company's results.

     The named executive officers were also granted stock options in respect of the Company's Common Stock and (other than Mr. Mulligan) stock awards, as indicated in the Summary Compensation Table and under the captions "Stock Options and Stock Appreciation Rights" and "Long-Term Incentive Plan Awards," in accordance with the practices referred to above.

Summary

     The Compensation Committee believes the compensation program for the Company's executive officers is competitive with, and falls within the third quartile relative to, the compensation programs provided to similarly situated officers in the surveyed corporations. The Compensation Committee believes the bonus payments made to the executive officers named in the Summary Compensation Table below in respect of the year 1994 are appropriate and commensurate with the Company's 1994 financial and strategic performance and their respective individual achievements during the year. Based on information the Compensation Committee has been provided by consultants relative to the compensation practices of surveyed corporations, it believes the stock incentive compensation opportunities provided to these officers, in the form of stock awards and stock options with tandem stock appreciation rights, are also appropriate and are awarded in a manner fully consistent with the Company's strategy of basing a substantial component of total executive officer compensation on the total returns realized by the Company's shareholders.

                                          COMPENSATION AND NOMINATING COMMITTEE

                                          Joseph P. Flannery, Chairman
                                          Donald J. Bainton
                                          Donald E. Procknow
                                          Cedric E. Ritchie

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the years ended December 31, 1992, 1993 and 1994, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the individuals named below:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                     ------------------------------------
                                       ANNUAL COMPENSATION                    AWARDS
                                ----------------------------------   -------------------------   PAYOUTS
                                                         OTHER       RESTRICTED    SECURITIES    --------
                                                         ANNUAL        STOCK       UNDERLYING      LTIP      ALL OTHER
        NAME AND                 SALARY     BONUS     COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS    COMPENSATION
   PRINCIPAL POSITION    YEAR     ($)        ($)          ($)          ($)(B)        (#)(C)       ($)(D)        (E)
------------------------ -----  --------   --------   ------------   ----------   ------------   --------   ------------
J.E. Perrella...........  1994  $545,417   $700,000     $      0      $ 853,136      80,000      $325,346     $ 55,249
  Chairman of the Board,  1993   433,333    420,000            0        146,652      70,000       194,250       42,879
  President and Chief     1992   325,000    286,010            0        119,726      60,000        49,613       33,957
  Executive Officer
W.G. Mulligan...........  1994   336,667    180,000            0         19,244      40,000       166,650       18,134
  Executive Vice          1993   316,667    115,000            0         18,355      40,000       142,450       21,787
  President               1992   297,500     98,325            0         17,696      40,000        49,613       23,978
J.F. Travis.............  1994   280,000    333,625            0        493,431      40,000        90,900       29,244
  Executive Vice          1993   222,500    237,635      111,571(a)       5,966      30,000        77,700      185,322
  President               1992   204,667    145,835            0          5,752      30,000        24,806       34,873
T.F. McBride............  1994   286,667    180,000            0        340,960      35,000       132,941       20,014
  Senior Vice President   1993   259,167    125,000            0          7,882      30,000        77,700       17,474
  and Chief Financial     1992   222,250     95,000            0          7,599      25,000        33,075       16,352
  Officer
P.L. Bergren............  1994   196,667    239,750            0        188,674      30,000        68,175       12,437
  Vice President          1993   176,250     69,540       13,083(a)       4,100      25,000        19,425       42,396
                          1992   147,853     50,000            0         83,523      20,000        16,538        7,714

---------------
     (a) These amounts represent that portion of relocation benefit payments to Messrs. Travis and Bergren which compensated them for the income taxes payable in respect of the relocation compensation. The relocation benefit amounts are reflected in the column headed "All Other Compensation."

     (b) The amounts reflected as Restricted Stock Awards are composed of (i) the portion of stock awards granted under the Incentive Stock Plan to be issued subject to the continuation of employment of the named executives, and (ii) the crediting of Common Stock equivalents to the accounts of such executives under the MIU Plan. The 1994 amount for Mr. Travis also includes a stock award granted in January 1994, which was based upon the performance of the Company in that year.

     The shares issuable after December 31, 1994 to the named executives under outstanding stock awards which are subject to continued employment and the years of vesting of such awards are as follows:

                                                                       YEAR OF VESTING
                                                             ------------------------------------
                             NAME                            1995      1996      1997       1998
    -------------------------------------------------------  -----     -----     -----     ------
    J.E. Perrella..........................................  9,600     4,500     6,750     11,250
    W.G. Mulligan..........................................  5,500         0         0          0
    J.F. Travis............................................  5,100     2,000     3,000      5,000
    T.F. McBride...........................................  3,900     1,800     2,700      4,500
    P.L. Bergren...........................................  1,500     1,000     1,500      2,500

     Dividend equivalents are paid in respect of such shares prior to their vesting. The issuance of the balance of the shares subject to the stock awards is contingent upon the attainment of earnings per share goals established by the Board of Directors (see footnote (d) below).

     The aggregate number and fair market value as of December 31, 1994 of all Common Stock equivalents credited to the accounts of the named executives under the MIU Plan and the shares subject to outstanding stock awards issuable contingent upon the continued employment of the named executives are as follows:

                                                                                     FAIR MARKET
                                   NAME                                 # SHARES        VALUE
     -----------------------------------------------------------------  --------     -----------
     J.E. Perrella....................................................   40,090      $ 1,262,835
     W.G. Mulligan....................................................   20,075          632,363
     J.F. Travis......................................................   17,962          565,803
     T.F. McBride.....................................................   17,050          537,075
     P.L. Bergren.....................................................    7,548          237,762

     (c) Where applicable, share amounts are adjusted to reflect the two-for-one stock split paid on June 1, 1992 in the form of a 100% stock dividend.

     (d) The amounts reflected in this column represent the value of the performance portion of stock awards distributed to the named executives. The shares subject to the performance portion of the stock awards are distributable if the Company achieves earnings per share goals established early each year.

     (e) The amounts reflected in this column represent (i) Company contributions for the account of the named executive officers to the Company's Savings Plan and Retirement Account Plan, as well as amounts credited to the accounts of such executive officers under the related supplemental plans, which provide benefits which would have been provided under the applicable tax-qualified plans but for Internal Revenue Code restrictions on such benefits,
(ii) dividend equivalents paid to the named executive officers in respect of the performance portion of stock awards (see footnote (d) above), and (iii) for 1992 and 1993, relocation benefits paid to two of the named executive officers. For 1994 such amounts were as follows:

                                                                         RETIREMENT ACCOUNT
                                                  SAVINGS PLAN            PLAN (INCLUDING
                                             (INCLUDING SUPPLEMENTAL     SUPPLEMENTAL PLAN)      DIVIDEND
                     NAME                      PLAN) CONTRIBUTIONS         CONTRIBUTIONS        EQUIVALENTS
    ---------------------------------------  -----------------------     ------------------     -----------
    J.E. Perrella..........................          $28,963                  $ 19,308            $ 6,978
    W.G. Mulligan..........................           13,550                     3,000              1,584
    J.F. Travis............................           15,529                    10,353              3,362
    T.F. McBride...........................           12,350                     4,854              2,810
    P.L. Bergren...........................            7,986                     2,662              1,789

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables contain information for the year 1994 concerning the grants to, and exercises by, the executive officers named above, of stock options and tandem stock appreciation rights ("SARs") under the Incentive Stock Plan of 1990 and the value of such options and rights held by such executive officers as of December 31, 1994:

                           OPTION/SAR GRANTS IN 1994

                                 NUMBER OF
                                 SECURITIES       % OF TOTAL
                                 UNDERLYING      OPTIONS/SARS                                      GRANT
                                OPTIONS/SARS      GRANTED TO      EXERCISE OR                      DATE
                                  GRANTED         EMPLOYEES          BASE         EXPIRATION       VALUE
             NAME                  (#)(A)          IN 1994        PRICE($/SH)        DATE         ($)(B)
------------------------------  ------------     ------------     -----------     ----------     ---------
J.E. Perrella.................     80,000             8.30%         $ 34.94         5/3/04       $ 946,400
W.G. Mulligan.................     40,000             4.15            34.94         5/3/04         473,200
J.F. Travis...................     40,000             4.15            34.94         5/3/04         473,200
T.F. McBride..................     35,000             3.63            34.94         5/3/04         414,050
P.L. Bergren..................     30,000             3.11            34.94         5/3/04         354,900

---------------
     (a) All options and SARs become fully exercisable on May 4, 1995.

     (b) Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions:

        Expected volatility.................................................  0.3047
        Risk-free rate of return............................................  6.89%
        Dividend yield......................................................  2.44%
        Time of exercise (expected).........................................  6 years

                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                     AND DECEMBER 31, 1994 OPTION/SAR VALUE

                                                                                         VALUE OF UNEXERCISED
                            NUMBER                      NUMBER OF UNEXERCISED                IN-THE-MONEY
                          OF SHARES                        OPTIONS/SARS AT                 OPTIONS/SARS AT
                          UNDERLYING      VALUE              12/31/94(#)                     12/31/94($)
                         OPTIONS/SARS    REALIZED    ----------------------------    ----------------------------
         NAME            EXERCISED(#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------  ------------    --------    -----------    -------------    -----------    -------------
J.E. Perrella..........          0       $      0      170,000          80,000        $ 302,400          $ 0
W.G. Mulligan..........          0              0      194,000          40,000          872,360            0
J.F. Travis............          0              0      140,000          40,000          602,900            0
T.F. McBride...........      5,000         42,188       30,000          35,000                0            0
P.L. Bergren...........          0              0       25,000          30,000                0            0

LONG-TERM INCENTIVE PLAN AWARDS

     As described above in the Report of the Compensation and Nominating Committee, the Company, as part of its executive officer compensation program, has awarded shares of Company Common Stock under the Incentive Stock Plan of 1990 to executive officers and other key employees. One-half of such awards is contingent upon the individual's continuing employment with the Company and one-half is contingent upon the

Company's earnings per share performance during the payout period. The following table reflects the performance portion of stock awards granted during 1994 to the executive officers named above:

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1994

                                                  PERFORMANCE
                                                   OR OTHER
                                NUMBER OF           PERIOD             ESTIMATED FUTURE PAYOUTS UNDER
                             SHARES, UNITS OR        UNTIL               NON-STOCK PRICE BASED PLANS
                               OTHER RIGHTS       MATURATION      -----------------------------------------
           NAME                    (#)             OR PAYOUT      THRESHOLD(#)     TARGET(#)     MAXIMUM(#)
---------------------------  ----------------     -----------     ------------     ---------     ----------
J.E. Perrella..............       22,500                (a)            --            22,500        22,500
W.G. Mulligan..............            0              --               --                --            --
J.F. Travis................       10,000                (a)            --            10,000        10,000
T.F. McBride...............        9,000                (a)            --             9,000         9,000
P.L. Bergren...............        5,000              --               --             5,000         5,000

---------------
     (a) The shares subject to these stock awards are issuable in three installments in the years 1996-1998 based upon the earnings per share performance of the Company during the years 1995-1997.

RETIREMENT PLANS

     The Company and its subsidiaries maintain a number of defined benefit pension plans for their officers and other employees. The pension plans provide for fixed benefits in the event of retirement at a specified age and after a specified number of years of service. All of the executive officers of the Company named above are participants in the Company's Pension Plan Number One (the "Pension Plan"). Under the Pension Plan, for service prior to 1987, the annual benefit payable upon normal retirement at age 65 is based upon the highest average annual compensation rate (i.e., salary and bonus as reflected in the Summary Compensation Table) for any 60 consecutive months during the last 120 months of employment multiplied by years of credited service, less an offset for Social Security benefits. Pension Plan participants who were at least 55 years of age on December 31, 1986, or whose age plus credited years of service with the Company totalled at least 80 on that date (which includes, of the executive officers named above, only Mr. Mulligan), continue to have their benefits determined under this formula. For all other Pension Plan participants, a benefit determined under this formula is calculated using compensation and credited service prior to 1987. Benefits with respect to service after 1986 are being calculated under a formula equal to 1.50% of each year's compensation (i.e., salary and bonus as reflected in the Summary Compensation Table) less a Social Security offset for that year.

     As indicated above, Mr. Mulligan continues to have his retirement benefits determined under the formula in effect prior to 1987. The following table illustrates approximate annual pensions for retirements in 1995 under the Pension Plan (and under the nonqualified supplemental pension plan which provides Pension Plan benefits in excess of the limitations prescribed under the Internal Revenue Code of 1986, as amended) using the formula in effect prior to 1987, computed as a straight life annuity and based on the indicated assumptions, but without any deduction for individual Social Security benefits:

       HIGHEST AVERAGE ANNUAL                                     APPROXIMATE ANNUAL PENSION
        COMPENSATION FOR ANY                                       UPON RETIREMENT AT AGE 65
      PERIOD OF 60 CONSECUTIVE       -------------------------------------------------------------------------------------
       MONTHS DURING LAST 120         15 YEARS       20 YEARS       25 YEARS       30 YEARS       35 YEARS       40 YEARS
        MONTHS OF EMPLOYMENT         OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE
---------------------------------    ----------     ----------     ----------     ----------     ----------     ----------
    $400,000.....................     $  90,000      $ 120,000      $ 150,000      $ 180,000      $ 210,000      $ 240,000
     500,000.....................       112,500        150,000        187,500        225,000        262,500        300,000
     600,000.....................       135,000        180,000        225,000        270,000        315,000        360,000
    For each additional
      $50,000....................        11,250         15,000         18,750         22,500         26,250         30,000

     At December 31, 1994, Mr. Mulligan had 42 years of credited service and his current covered compensation under the Pension Plan (and the related supplemental plan) is $464,320.

     Assuming their employment continues until age 65, at their respective current compensation levels and using the formula in effect at December 31, 1994, the estimated annual pension benefit payable to Messrs. Perrella, Travis, McBride and Bergren, computed on the same basis, would be $230,617, $133,454, $100,461 and $96,109, respectively.

OTHER POST-EMPLOYMENT ARRANGEMENTS

     The Company has entered into an arrangement with all of the executive officers named above whereby the Company is obligated to pay certain annual benefits for a ten-year period commencing upon retirement at age 65, so long as their employment with the Company is not terminated by the Company for cause (as defined) and so long as they meet certain non-competition obligations. In the event of death, the benefits are payable to the individual's estate to the extent not already paid. The annual benefits payable to each of such individuals are as follows: Mr. Perrella, $125,000; Mr. Mulligan, $65,000; Mr. Travis, $65,000; Mr. McBride, $65,000; and Mr. Bergren, $45,000. Under this arrangement, the Company is a beneficiary of life insurance policies on such executives and, based on actuarial assumptions, the life insurance proceeds receivable by the Company will defray the costs associated with this program.

     The Company has also adopted a program which provides the executive officers named above with life insurance coverage ranging from one times annual earnings (as defined) to two times annual earnings (increased in certain instances to account for income tax obligations payable in respect of such supplemental coverage).

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with all of the executive officers named above other than Mr. Bergren, each of which provides that if the particular executive officer continues to be employed by the Company following any change in control (defined to include the acquisition by any person of 20% or more of the voting power of the Company's stock or the adoption of any shareholder proposal to change more than one-third of the Company's directors) the executive's compensation and employment benefits shall continue without reduction. The executive shall be eligible for and participate in all Company benefit plans and programs at levels no less favorable than were in effect immediately prior to the change in control. Further, the agreements provide that upon a change in control all amounts due each such executive officer under the MIU Plan shall become fully vested and all amounts thereafter credited shall vest immediately. In the event of the termination following a change in control of the executive's employment by the Company or its successor or, in some cases, voluntary termination, the executive shall receive for a period of up to three years following the executive's termination date the executive's annual base salary as in effect on such termination date. Also, during such three-year period the executive will receive an annual bonus equal to the executive's average annual bonus for the five full fiscal years preceding the date of the change in control, less an offset for the amount of any supplemental pension benefits received during the period, as explained below. All stock options or stock appreciation rights held by the executive shall become exercisable at any time after the date of the executive's termination, and 100% of all stock awards shall be paid in cash within 30 days of termination. Upon termination, the executive will also receive supplemental pension benefits determined by granting the executive credit for the lesser of five additional years of service or the number of full years remaining to the executive's 65th birthday for all pension plan purposes, which benefit will equal the amount which would be due the executive at age 65, unreduced for early payment but reduced by any benefits to which the executive may then be entitled under all Company pension plans without such additional credited service.

PERFORMANCE GRAPH

     The following graph compares for the five years ended December 31, 1994, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and with the cumulative total return on the Standard & Poor's Machinery-Diversified Index. The graph assumes that $100 was invested on December 31, 1989 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Machinery-Diversified Index and assumes the reinvestment of dividends.

                       COMPARISON OF FIVE YEAR CUMULATIVE
                            TOTAL SHAREHOLDER RETURN

      MEASUREMENT PERIOD           INGERSOLL-                        S&P
    (FISCAL YEAR COVERED)            RAND           S&P 500       MACHINERY
1989                                100.00          100.00          100.00
1990                                 76.20           96.89           86.26
1991                                115.57          126.28          102.55
1992                                124.92          135.88          104.65
1993                                167.24          149.52          154.93
1994                                140.55          151.55          150.84

TRANSACTIONS WITH MANAGEMENT

     Since January 1, 1994, the Company and its subsidiaries have engaged in transactions in the ordinary course of business with, or have used products or services of, a number of organizations in which the Company's directors have interests. The amounts involved have in no case been material in relation to the business of the Company and its subsidiaries and the Company believes that they have not been material in relation to the businesses of such other organizations or to the individual directors concerned. It is expected that the Company and its subsidiaries may continue to engage in similar transactions with such organizations in the future.

                  2.  ADOPTION OF INCENTIVE STOCK PLAN OF 1995

     The Board of Directors is submitting to the shareholders for their approval the Incentive Stock Plan of 1995 (the "1995 Plan"). With certain modifications, the 1995 Plan is intended to continue the incentive arrangements established by the Incentive Stock Plan of 1990 (the "1990 Plan").

     The Company has had shareholder approved incentive compensation programs in existence since 1959 as a means of providing long-term incentives to key executives of the Company and its subsidiaries. The Board believes that these plans have proved to be an important means of attracting, holding and motivating key employees. Under the 1990 Plan, no new awards of stock incentives may be made after April 30, 1995, and, accordingly, the Board has adopted the 1995 Plan to succeed the 1990 Plan.

     The closing price of the Common Stock on the composite tape on February 28, 1995 was $31.875.

                            DESCRIPTION OF THE PLAN

     The Company's 1990 Plan authorized the grant of up to 6,000,000 shares of Common Stock for stock options, stock appreciation rights and stock awards. The 1995 Plan will continue major features of the 1990 Plan authorizing the grant through April 30, 2000, of up to 6,000,000 of such stock incentives, which represents approximately 5.68% of the outstanding shares as of February 28, 1995. Shares not issued because of the termination of individual stock incentives, or for other reasons, can be reused under the 1995 Plan.

     The 1995 Plan permits the grant of stock incentives to key employees as determined by a committee of disinterested independent directors which, as indicated below under the caption "Administration and Amendment", is expected to be the Compensation Committee. Approximately 150 employees are currently considered eligible for the grant of stock incentives. It is not possible to state the value or number of shares subject to any particular stock incentive to be granted to key employees, since these matters will be determined by the Compensation Committee in the future based on the guidelines described above under the caption "Election of Directors -- Executive Compensation -- Report of the Compensation and Nominating Committee". It is expected, therefore, that key employees will continue to be granted stock incentives on a basis generally comparable to prior grants. During 1994, all current executive officers as a group were granted options (with associated stock appreciation rights) with respect to an aggregate of 437,000 shares of Common Stock at an exercise price of $34.94, and all employees as a group were granted options (or stock appreciation rights) with respect to an aggregate of 964,050 shares at a weighted average exercise price of $34.96. In addition, stock awards were granted to all current executive officers as a group covering an aggregate of 187,500 shares of Common Stock and to all employees as a group covering an aggregate of 205,260 shares of Common Stock. Information concerning stock incentives granted to the executive officers named in the Summary Compensation Table is set forth under the caption "Election of Directors -- Executive Compensation."

     The 1995 Plan also adds provisions which will grant annually to directors of the Company who are not officers or employees (the "Outside Directors") options to purchase 1,500 shares of Common Stock. All current directors as a group will therefore be granted options to purchase an aggregate of 13,500 shares annually.

     The 1995 Plan is summarized below. This summary, however, is qualified in its entirety by reference to the text of the 1995 Plan, a copy of which is annexed to this Proxy Statement as Appendix A.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     Stock options and stock appreciation rights are forms of stock incentives which are exercisable only after completion of at least 12 months of employment after the date of grant. Neither options nor stock appreciation rights may be granted at less than fair market value of the Common Stock on the date of grant. The term of an option or a stock appreciation right cannot exceed ten years. As under the 1990 Plan, the 1995 Plan also permits the cancellation of an option or a stock appreciation right with the consent of the holder by paying a sum equal to any excess of the fair market value over the option price, or transferring to the holder shares with a fair market value equal to such excess, or combining a payment in cash with a transfer of shares. It is not possible to amend an option or a stock appreciation right to lower the exercise price, but both Plans permit granting a new option or stock appreciation right at a lower price.

     Stock appreciation rights entitle the holder to receive the difference between the fair market value of the Common Stock at the time of exercise and the fair market value at the time the rights were granted. Payment may be made, in the sole discretion of the Compensation Committee, in shares of Common Stock, in cash or in part Common Stock and part cash. Stock appreciation rights may be granted either independently or in conjunction with options, and may carry dividend equivalents which, as more fully discussed below under the caption "Dividend Equivalents," entitle the holder of the stock appreciation rights to payments equal to the cash dividends paid on shares equal to the number subject to stock appreciation rights.

     Options and stock appreciation rights generally terminate upon the holder's termination of employment. However, if termination is the result of death, disability or retirement, an option or right may be exercised for up to three years following such termination, and the Compensation Committee may similarly extend the period for exercise up to three years following termination for other reason. Neither the 1990 Plan nor the 1995 Plan permits the exercise of options or rights under any circumstances once they have expired.

     Shares purchased under an option must be paid for in full at the time of the exercise. However, such shares shall be paid for upon such terms as the Compensation Committee may permit, including cash, secured or unsecured debt, or by exchange for other property, including shares of Common Stock. Consequently, if an optionee also holds Common Stock having a fair market value greater than the option price, the optionee may be permitted to exchange the shares the optionee holds for a greater number under the option.

OUTSIDE DIRECTOR STOCK OPTIONS

     As indicated above, the 1995 Plan adds provisions pursuant to which each Outside Director will annually be granted options to purchase 1,500 shares of Common Stock. These grants will be made on the date of the first Board of Directors meeting following each year's annual meeting of shareholders. The exercise price will be equal to the fair market value of the Common Stock on the date of grant. The options granted to Outside Directors will be fully vested on the date of grant and will become exercisable one year from the date of grant. The term of all Outside Director options shall be ten years from the date of grant. If the Outside Director retires or resigns, no options issued to such Outside Director shall be exercisable more than five years following such retirement or resignation and no options shall be exercisable more than three years after an Outside Director's death.

STOCK AWARDS

     The 1995 Plan will continue the provisions of the 1990 Plan permitting the payment of incentive awards in shares of Common Stock. A stock award may, but need not, be contingent, in whole or in part, upon continued service with the Company or upon the attainment of certain pre-established Company performance objectives such as earnings per share or return on shareholders equity. Stock subject to an award may be transferred at the time the award is granted, or at any time thereafter, or in installments and may be subject to forfeiture as the committee administering the 1995 Plan may determine.

     If the shares are not transferred at the time of grant, the Compensation Committee may provide for the payment or crediting of dividend equivalents to the holder. In lieu of transferring shares, the Company may elect to pay cash equal to the then fair market value of the shares otherwise transferrable.

DIVIDEND EQUIVALENTS

     Both the 1990 and 1995 Plans permit the granting of dividend equivalents in connection with the grant of stock options, stock appreciation rights or stock awards to key employees. A dividend equivalent is the right to receive, immediately or on a deferred basis, an amount equivalent to all or part of the dividends paid or payable on a share of Common Stock subject to a stock incentive. Dividend equivalents may be awarded either at the time of grant of a stock incentive or at any time thereafter. Dividend equivalents may be credited either in cash, shares of Common Stock or in Common Stock equivalents, valued at fair market value. Common Stock equivalents entitle the holder to receive amounts equivalent to dividends paid on Common Stock or appreciation in value of Common Stock during the period the Common Stock equivalent is held, or both. Amounts representing dividends paid on Common Stock equivalents may either be paid in cash or may be credited in further Common Stock equivalents. As the 1990 Plan has been administered, dividend equivalents have been credited only with regard to stock awards.

ADJUSTMENT AND CHANGE IN CONTROL PROVISIONS

     The 1990 and 1995 Plans provide that in the event of a recapitalization, split-up or consolidation of shares of Common Stock or other significant corporate transaction involving the Company, shares subject to a stock incentive shall be equitably adjusted as to number, classification, exercise price or fair market value (in the case of stock appreciation rights) and date of exercise.

     The 1990 and 1995 Plans also provide that under certain circumstances involving a change in control of the Company, the holders of stock incentives shall have the right to surrender such stock incentives in exchange for a cash payment based upon the then current fair market value of the Common Stock.

ADMINISTRATION AND AMENDMENTS

     The 1995 Plan will be administered by a committee of disinterested independent directors. At present the Compensation Committee has been appointed to administer the 1990 Plan and it is intended that the Compensation Committee will administer the 1995 Plan. The Compensation Committee may exercise all of the authority of the Company under the 1995 Plan except amending the Plan and except that all determinations in respect of awards to any key employee who is also a member of the Board of Directors shall be made, based upon the recommendations of such Committee, by a committee consisting of all directors who qualify both as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934 and as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and the regulations promulgated thereunder.

     The 1995 Plan may be amended by the Board at any time without shareholder approval. No such amendment may, however, increase the total number of shares that may be issued under the Plan, permit a person who is not a key employee or Outside Director to be granted a stock incentive, or change the provisions of the Plan relating specifically to the grant of options to Outside Directors.

ACCOUNTING TREATMENT

     Under the terms of the 1995 Plan, the grant or exercise of an option does not result in a charge against earnings. However, the excess of the fair market value of the Common Stock over the grant price of stock appreciation rights is charged against earnings. Compensation expense arising from stock awards is measured by the market value of the Common Stock and is charged against earnings for the period or periods in which the employee performs the services.

INCOME TAX CONSEQUENCES

     Under present law, a participant who is granted a stock option will not be subject to federal income tax at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-qualified option (which all options granted under the 1990 Plan have been), the excess of the share's fair market value on the exercise date over the option price will be considered ordinary income. The Company is entitled to a tax deduction at the same time and in the same amount, provided that the Company complies with the applicable reporting requirements under the Code and the regulations promulgated thereunder. Upon the exercise of an incentive stock option (as defined in the Code), no taxable income will be recognized by the participant and the Company is not entitled to a tax deduction by reason of such exercise. However, if shares purchased pursuant to the exercise of an incentive stock option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant, then the difference, with certain adjustments, between the fair market value of the shares at the date of exercise and the option prices will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In the event of a sale of shares purchased upon exercise of either a nonqualified option or an incentive stock option, any appreciation above or depreciation below the fair market value at the date of exercise will generally qualify as capital gain or loss. If shares purchased upon the exercise of a nonqualified option are transferred to the participant subject to restrictions, then, depending upon the nature of the restrictions, the income realized by the participant and the Company's tax deduction may be deferred and measured by the excess of the fair market value of the shares over the option price at the time the restrictions lapse.

     Stock appreciation rights, stock awards and dividend equivalents will not result in taxable income upon grant unless the award is paid at the time of grant. Generally, the above grants will be taxable to the participant as compensation in the year when paid. The participant will recognize income in an amount equal to the sum of the cash and the fair market value of any shares received. The Company is entitled to a deduction at the same time and in the same amount, provided that the Company complies with the applicable Code withholding requirements. Any appreciation or depreciation on the sale of shares after transfer to the participant will result in capital gain or loss, and the Company will have no tax consequences with respect thereto.

     Individual states and local tax authorities may also tax stock incentives awarded under the 1995 Plan.

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required for the adoption of the 1995 Plan, provided that a majority of the outstanding shares votes on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL AND YOUR PROXY WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

               3.  APPROVAL OF SENIOR EXECUTIVE PERFORMANCE PLAN

     Under the Omnibus Budget Reconciliation Act of 1993 (the "1993 Tax Act"), a new provision was added to the Code which limits corporate federal income tax deductions previously allowed for compensation of certain executive officers of the Company, to the extent that each officer's compensation may exceed $1 million. This deduction limit includes not only base salary, but also long-term incentive compensation and annual bonuses. The legislation, however, provides for some specified exemptions if the compensation meets the requirements for classification as "performance-based."

     In view of the tax law changes, the Senior Executive Performance Plan (the "Performance Plan"), the full text of which is annexed to this Proxy Statement as Appendix B, is being proposed for adoption by the shareholders in order to recognize and reward on an annual basis the Company's senior executive officers for their contributions to the overall profitability of the Company, while preserving the Company's tax deductions for annual bonus payments to such executive officers.

                      DESCRIPTION OF THE PERFORMANCE PLAN

ELIGIBILITY AND DETERMINATION OF PERFORMANCE PLAN AWARDS

     The Performance Plan participants include only the most senior executive officers of the Company, those whose compensation is identified in the proxy statement compensation tables and who are in office at the end of a fiscal year (the "Executive Officers"). This group is currently five individuals.

     The Performance Plan sets a minimum performance goal of net income (as defined in the Performance Plan) equal to a 6% return on equity (as defined in the Performance Plan) before an award can be paid to any Executive Officer under the Performance Plan. If that performance level is achieved in a fiscal year, then up to 6% of net income in excess of the minimum performance goal is available as a bonus pool to the Executive Officers. Unpaid bonus pool funds may be carried over to subsequent years, provided that at no time shall such carryover amount exceed an aggregate of $2,000,000.

     The share of such bonus pool available to individual Executive Officers will be established early in each year. It is also recognized, however, that there is a need to evaluate executive performance on additional pre-established performance factors, including Company performance by such measures as earnings per share, the achievement of measurable individual performance objectives established by the Compensation Committee in advance, and competitive pay practices. Negative discretion may be used to reduce the potential maximum award. Net income is defined in the Performance Plan as "the Company's consolidated net earnings as reported in the Company's financial statements included in its annual report to shareholders, before the after-tax effect of
(a) losses resulting from discontinued operations, (b) extraordinary gains or losses (as defined by generally accepted accounting principles), (c) the cumulative effect of changes in accounting principles, and (d) any other unusual, non-recurring items of gain or loss which are separately identified and quantified in the Company's reported financial statements."

     The amount of any awards that may be payable to the Executive Officers under the Performance Plan in future years cannot currently be determined. If the Performance Plan had been in effect in 1994, the maximum awards payable to the Executive Officers, before the application of the negative discretion referred to above, would have been approximately $7,100,000 to all five Executive Officers as a group and $2,130,000 to any one Executive Officer. The Compensation Committee believes, however, that each of the Executive Officers would have been awarded the same annual bonus award that was awarded to the Executive Officers in February 1995. As described in the Summary Compensation Table, all Executive Officers as a group received bonus awards in respect of 1994 performance of $1,633,375 and the highest award paid to any such Executive Officer was $700,000.

ADMINISTRATION OF THE PLAN

     The Performance Plan is to be administered by the Compensation Committee, the members of which are elected annually by the Board of Directors. The Compensation Committee shall have at least three members, each of which shall qualify as an "outside director" under the 1993 Tax Act and the regulations promulgated thereunder. The Compensation Committee shall have the power to exercise all of the authority of the Company under the Performance Plan except that all determinations in respect of awards to an Executive Officer who is also a member of the Board of Directors shall be made, based upon the recommendation of the Compensation Committee, by a committee consisting of all members of the Board of Directors who qualify as "outside directors."

FORM OF PERFORMANCE PLAN AWARD

     Performance Plan awards may be made in the form of cash, deferred cash, or any combination of such forms. Awards shall have such terms, including the procedure for election of deferral, the length of the deferral period and the interest to be credited during such deferral period, as the Compensation Committee shall determine.

EFFECTIVE DATE, AMENDMENT AND TERMINATION

     The Performance Plan shall be effective as of January 1, 1995, subject to approval by the Company's shareholders. The Board of Directors of the Company has the power to amend, suspend or terminate the Performance Plan at any time. It is intended, however, that no proposed amendment which, under the 1993 Tax Act or the rules promulgated thereunder, requires shareholder approval in order to preserve the tax deductibility of payments under the Performance Plan will be adopted without obtaining such shareholder approval.

INCOME TAX CONSEQUENCES

     Under current law, Performance Plan awards will be included for federal income tax purposes in the recipient's income as taxable compensation in the year paid, and the Company will receive a federal income tax deduction at the same time and for the same amount.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast by the shareholders present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the adoption of the Performance Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL AND YOUR PROXY WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

           4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Company and its subsidiaries to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1995. The appointment of Price Waterhouse LLP is subject to ratification by the shareholders and a resolution for such ratification will be offered at the Annual Meeting. Price Waterhouse LLP has been acting as independent accountants for the Company and its subsidiaries for many years and, both by virtue of its long familiarity with the Company's affairs and its ability, is considered best qualified to perform this important function.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL AND YOUR PROXY WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

                                 OTHER MATTERS

     The Annual Meeting is called for the purposes set forth in the notice thereof. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in the proxy and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote on such matters in accordance with their judgment.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     Any proposal by a shareholder intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received at the Company's principal executive offices at 200 Chestnut Ridge Road (P.O. Box 8738), Woodcliff Lake, New Jersey 07675, Attn: Secretary, no later than November 16, 1995, for inclusion in the proxy materials relating to that meeting.

     The Company's By-laws, as amended, set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual meetings of shareholders or pursuant to written shareholder consents. All such nominations must be made following written notice to the Secretary of the Company accompanied by certain background and other information specified in the By-laws. In connection with any annual meeting, written notice of a shareholder's intention to make such nominations must be given to the Secretary not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual meeting or, if the date of the annual meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual meeting, not later than the seventh day after the date on which notice of such annual meeting is given.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report to Shareholders for the year ended December 31, 1994 is enclosed with this Proxy Statement. For shareholders who are employees, the Annual Report has been distributed at the Company's facilities.

Dated: March 15, 1995

                                                                      APPENDIX A

                             INGERSOLL-RAND COMPANY

                          INCENTIVE STOCK PLAN OF 1995

     SECTION 1. PURPOSES: The purposes of the Plan are (a) to provide additional incentives for Key Employees, by authorizing the payment of bonus or incentive compensation in shares of Common Stock and by encouraging Key Employees to invest in shares of Common Stock, thereby furthering their identity of interest with the interests of the Company's shareholders, increasing their stake in the future growth and prosperity of the Company and stimulating and sustaining constructive and imaginative thinking, (b) to enable the Company, by offering incentives comparable to other organizations with which it competes in connection with the employment of senior level individuals, to induce the employment of the most highly-qualified individuals and the continued employment of Key Employees, and (c) to enhance the Company's ability to attract and retain highly-qualified individuals as directors of the Company.

     SECTION 2. DEFINITIONS: Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

     Act:  The Securities Exchange Act of 1934, as amended.

     Affiliate: Used to indicate a relationship with a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such a specified person.

     Associate: Used to indicate a relationship with a specified person, (a) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, (c) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person, or who is a director or officer of the Company or any of its parents or subsidiaries, and (d) any person who is a director, officer or partner of such specified person or of any corporation (other than the Company or any wholly-owned Subsidiary), partnership or other entity which is an Affiliate of such specified person.

     Beneficial Owner: As such term is defined by Rule 13d-3 under the Act (or any successor provision at the time in effect); provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any of the Company's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

     Board of Directors or Board:  The Board of Directors of the Company.

     Change in Control of the Company: The occurrence of either of the following:

        (a) any individual, corporation, partnership, group, association or other person or entity, together with its Affiliates and Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, unless a majority of the Continuing Directors determines in their sole discretion that, for purposes of the Plan, a Change in Control of the Company has not occurred; or

        (b) the Continuing Directors shall at any time fail to constitute a majority of the members of the Board of Directors.

     Code:  The Internal Revenue Code of 1986, as amended from time to time.

     Committee: Such committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12.

     Common Stock: The Common Stock of the Company, par value $2 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of paragraph (a) of Section 10.

     Common Stock Equivalents: Such of the rights and benefits of the actual owner of shares of Common Stock as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may determine, including the right to receive dividends and the right to receive the amount of appreciation in value, if any, on such shares of Common Stock from the date the grant of such Common Stock Equivalents became effective until they become payable to the holder.

     Company:  Ingersoll-Rand Company, a New Jersey corporation.

     Continuing Director: A director who either was a member of the Board on April 27, 1995 or who became a member of the Board subsequent to such date and whose election, or nomination for election by the Company's shareholders, was Duly Approved by the Continuing Directors at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board in which such person is named as a nominee for director; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

     Disability: Such term as defined under the pension, retirement or appropriate benefit plan or plans of the Company or a Subsidiary applicable to the Key Employee.

     Dividend Equivalents: A right to receive immediately or on a deferred basis, whether or not subject to forfeiture, an amount equivalent to all or part of dividends paid or payable on a share of Common Stock subject to a Stock Incentive.

     Duly Approved by the Continuing Directors: An action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

     Fair Market Value: As applied to any date, the mean between the high and low sales prices of a share of Common Stock on such date in New York Stock Exchange Composite Transactions, as reported in The Wall Street Journal or another newspaper of general circulation, or, if no such sales were made on such date, on the next preceding date on which there were such sales so reported. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, the Fair Market Value of the Common Stock shall be the closing sales price of one share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market of the Common Stock, as reported by the National Association of Securities Dealers Inc. Automated Quotations system or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices of the Common Stock as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the Fair Market Value shall be determined in good faith by the Continuing Directors.

     Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or not, whether discretionary or required to be paid pursuant to an agreement, resolution, arrangement, plan or practice and whether payable currently or on a deferred basis, in cash, Common Stock or other property, awarded by the Company or a Subsidiary.

     Independent Directors Committee: The members of the Board who satisfy the requirements to be both (a) "disinterested persons" within the meaning of Rule 16b-3 under the Act (or any successor rule or regulation), and (b) "outside directors" within the meaning of Section 162(m) of the Code and the rules and regulations promulgated thereunder (or any successor provision, rules or regulations).

     Key Employee: An employee of the Company or a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee (or the Independent Directors Committee, with respect to employees who are also members of the Board), can contribute significantly to the growth and successful operations of the Company or such Subsidiary. The granting of a Stock Incentive to an employee pursuant to the Plan shall be deemed a determination that such employee is a Key Employee.

     Outside Director: A member of the Board (including an emeritus member) who is not an officer or employee of the Company, a Subsidiary or Affiliate.

     Option:  An option to purchase a share of Common Stock.

     Plan: The Incentive Stock Plan of 1995 herein set forth as the same may from time to time be amended.

     Retirement: Such term as defined under the pension or retirement plan or plans of the Company or a Subsidiary applicable to the Key Employee, pursuant to which the Key Employee is receiving or will, upon such retirement, be entitled to receive retirement benefits.

     Stock Appreciation Right: A right to receive a number of shares of Common Stock, or, with the approval of the Committee (or the Independent Directors Committee in the case of grants to employees who are also members of the Board), cash, in either event based on the increase in the Fair Market Value of the number of shares of Common Stock subject to such right, as set forth in Section 7.

     Stock Award: An issuance or transfer of shares of Common Stock at the time a Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future. As provided in
Section 5, Stock Awards may be designated as Employment Stock Awards or Performance Stock Awards.

     Stock Incentive: A Stock Incentive granted under the Plan in one of the forms provided for in Section 3.

     Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

     SECTION 3.  GRANTS OF STOCK INCENTIVES:

        (a) Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant Stock Incentives to, and only to, Key Employees; provided, however, that a Stock Incentive may be granted to a Key Employee who at the time of such grant is a member of the Board of Directors only by the Independent Directors Committee based upon a recommendation of the Committee.

          (b) Stock Incentives may be granted in the following forms:

             (i) a Stock Award, in accordance with Section 5, or

             (ii) an Option, in accordance with Section 6, or

             (iii) a Stock Appreciation Right, in accordance with Section 7, or

             (iv) any combination of the foregoing.

     SECTION 4.  STOCK SUBJECT TO THE PLAN:

        (a) Subject to the provisions of paragraph (c) of this Section 4 and of paragraph (a) of Section 10, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives granted under the Plan shall not exceed 6,000,000 shares of Common Stock. No Key Employee shall be granted in the aggregate Stock Incentives (excluding Stock Awards) relating to more than 15% of the aggregate number of shares of Common Stock issuable or transferable under the Plan.

        (b) Authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Board of Directors may from time to time determine, for purposes of the Plan; provided, however, that any shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Company irrespective of whether such shares are entered in a special account for purposes of the Plan, and shall be available for any corporate purpose.

        (c) If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive, or, subject to the provisions of paragraph (i) of Section 6 and paragraph (d) of Section 7, for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company or a Subsidiary because of an employee's failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Company or a Subsidiary, shall no longer be charged against the limitation provided for in paragraph (a) of this Section 4 and may again be made subject to Stock Incentives.

     SECTION 5. STOCK AWARDS: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

        (a) A Stock Award shall be granted only (i) in payment of Incentive Compensation that has been earned or (ii) as Incentive Compensation to be earned.

        (b) Shares of Common Stock subject to a Stock Award may be issued or transferred to a Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Committee (or the Independent Directors Committee, as the case may be) may provide for the payment or crediting to such Key Employee of Dividend Equivalents. Any amount payable in shares of Common Stock under the terms of a Stock Award may, in the discretion of the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), be paid in cash on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

        (c) A Stock Award shall contain such terms and conditions as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine with respect to payment or forfeiture of all or any part of the Stock Award upon termination of employment or the occurrence of other circumstances.

        (d) A Stock Award shall be subject to such other terms and conditions, including, without limitation, restriction on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Committee shall determine, provided the Stock Award is consistent with the Plan and incorporates it by reference.

        (e) All or part of a Stock Award may be designated as an Employment Stock Award, as to which the shares so designated shall only be issued if the Key Employee to whom such Stock Award has been granted meets the employment terms and conditions specified by the Committee (or the Independent

Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) at the time such Stock Award is granted.

        (f) All or part of a Stock Award may be designated as a Performance Stock Award, as to which the shares so designated shall only be issued if certain pre-established performance goals are met during the term of the grant. The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may establish such performance goals in writing at the time the Performance Stock Award is granted subject to these performance restrictions or it may establish such goals early in each year during the term of the grant, provided it indicates, at the time of grant, what portion of the Performance Stock Award will be available to be earned each year during the term of the award based on each year's performance goals. The performance goals established by the Committee (or the Independent Directors Committee, as the case may be) may be based, among other factors, upon the attainment of specified earnings per share, return on asset or asset management goals or upon the Company's total return to shareholder ranking relative to a pre-established comparator group of companies. Shares subject to a Performance Stock Award granted to any individual whose compensation from the Company is covered by Section 162(m) of the Code shall be issued only after the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) certifies in writing that the performance goals have been met.

     SECTION 6. OPTIONS: Stock Incentives in the form of Options shall be subject to the following provisions:

        (a) The price per share at which a share subject to an Option may be purchased shall be determined by the Committee (or the Independent Directors Committee in the case of an Option grant to a Key Employee who is also a member of the Board), but in no instance shall be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.

        (b) Each Option shall expire at such time as the Committee (or the Independent Directors Committee, as the case may be) may determine on the date such Option is granted, but no later than ten years from the date such Option is granted. The Committee (or the Independent Directors Committee, as the case may be) may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years from the date such Option is granted and any such extension shall not be deemed the grant of a new or additional Option for any purpose under the Plan.

        (c) The Option may be exercised solely by the person to whom it is granted, except as hereinafter provided in the case of such person's death or Disability. During the lifetime of the optionee, the Option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

        (d) Each optionee must complete twelve months of continuous employment with the Company or Subsidiary, or both, before any part of the Option may be exercised by such optionee.

        (e) After the completion of the required period of employment, the Option may be exercised, in whole or in part, and from time to time during the balance of the term of the Option, subject to the terms and conditions specified in the Option or by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board).

        (f) Unless otherwise determined by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), each Option shall terminate if and when the optionee shall terminate employment with the Company and its Subsidiaries, except that if the optionee shall die or become subject to a Disability while in the employ of the Company or of a Subsidiary, then the Option shall be exercisable within such period as shall be set forth in the Option, by the optionee or by such person or persons as shall have acquired the optionee's rights under the Option by will or by the laws of descent and distribution, or by the optionee's guardian, conservator or similar legal representative, but not later than three years after the date of death or Disability. In the event of the Retirement of the optionee, if the optionee shall have completed at least twelve months of continuous employment (or such shorter period as the

Committee, or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board, may determine) then the Option shall be exercisable within such period as shall be set forth in the Option but not later than three years after the date of Retirement (or such longer period as the Committee, or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board, may determine).

        (g) Shares purchased under the Option shall be paid for in full at the time of the exercise of the Option as to such shares upon such terms as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may approve, including cash, secured or unsecured indebtedness, by exchange for other property (including shares of Common Stock), by delivery of irrevocable instructions to a financial institution to deliver promptly to the Company the portion of sale or loan proceeds sufficient to pay the Option exercise price, or otherwise.

        (h) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may at any time and from time to time provide for the payment to an optionee of Dividend Equivalents.

        (i) The Option agreements or Option grants authorized by the Plan may contain such other provisions as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) shall deem advisable. Without limiting the foregoing, if so authorized by the Committee (or the Independent Directors Committee, as the case may be) and subject to such terms and conditions as are specified in the Option or by the Committee (or the Independent Directors Committee, as the case may be), the Company may, with the consent of the holder of the Option, and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and discharge its obligation in respect of the Option either by payment to the holder of an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, or by the issuance or transfer to the holder of shares of Common Stock with the Fair Market Value, at such time or times equal to any such excess, or by a combination of cash and shares. The number of shares of Common Stock subject to the Option, or portion thereof, so cancelled shall, in the event that a payment of money or transfer of shares is made by the Company in respect of such cancellation, be charged against the maximum limitation set forth in paragraph
(a) of Section 4 of the Plan.

        (j) Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

     SECTION 7.  STOCK APPRECIATION RIGHTS:

        (a) Stock Appreciation Rights may be granted in connection with any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of the Option, or may be granted independently of the grant of an Option.

        (b) If granted in connection with an Option, Stock Appreciation Rights shall entitle the holder of the related Option, upon surrender of the Option, or any portion thereof, to exercise the Stock Appreciation Rights, to the extent unexercised, and to receive a number of shares of Common Stock, or cash, determined pursuant to paragraph (c)(iii) of this Section 7. Such Option shall, to the extent so surrendered, thereupon cease to be exercisable. If granted independently of an Option, Stock Appreciation Rights shall entitle the holder of the Stock Appreciation Rights to receive a number of shares of Common Stock, or cash, determined pursuant to paragraph (c)(iii) of this Section 7.

        (c) Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board):

             (i) If granted in connection with an Option, Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable, except that, at the time of granting such Stock Appreciation Rights, the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may provide that the period during which such Stock Appreciation Rights may be exercised shall expire prior to the expiration of the period during which the related Option may be exercised. If granted independently of an Option, Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Committee (or the Independent Directors Committee, as the case may be) at the time of the grant of the Stock Appreciation Rights but, unless otherwise determined by the Committee (or the Independent Directors Committee, as the case may be), in no event later than the date the employment of the holder of the Stock Appreciation Rights shall have terminated other than by reason of death, Disability or Retirement. In the event of termination of employment by reason of death or Disability, Stock Appreciation Rights shall be exercisable for such period as the Committee (or the Independent Directors Committee, as the case may be) may specify at the time of granting of the Stock Appreciation Rights, but in no event later than three years after such termination of employment by the holder of the Stock Appreciation Rights or by the beneficiary designated pursuant to paragraph (1) of Section 13, and in the case of Retirement, no later than three years after the date of such Retirement. Unless otherwise determined by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), each Stock Appreciation Right shall terminate if and when the holder thereof shall terminate employment with the Company and its Subsidiaries for reasons other than the death, Disability or Retirement of such holder.

             (ii) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed at least twelve months of continuous service with the Company or a Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted.

             (iii) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of shares equal in Fair Market Value on the date of exercise to the amount by which the Fair Market Value of one share of Common Stock on the date of such exercise shall exceed the Fair Market Value of a share of Common Stock on the date of grant of such Stock Appreciation Rights multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The Company may determine, by action of the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board), to settle all or any part of its obligation arising out of an exercise of Stock Appreciation Rights by the payment of cash equal to the aggregate value of shares of Common Stock (or a fraction of a share) that it would otherwise be obligated to deliver under the preceding sentence of this paragraph
        (c)(iii) of Section 7.

        (d) To the extent that Stock Appreciation Rights shall be exercised, an Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitation set forth in the Plan under which such Option shall have been granted. In the case of Stock Appreciation Rights granted independently of an Option, the number of shares of Common Stock in respect of which such Stock Appreciation Rights shall be exercised shall be charged against the maximum limitation set forth in paragraph (a) of Section 4.

        (e) If so directed by the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) at any time and from time to time, the grant of

Stock Appreciation Rights may provide for payment of Dividend Equivalents to the holder of the Stock Appreciation Rights.

        (f) Stock Appreciation Rights may provide that, upon exercise of such Stock Appreciation Rights, the shares or cash, as the case may be, which the holder of such Stock Appreciation Rights shall be entitled to receive, shall be distributed or paid in such installments and over such number of years as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may direct, with distribution or payment of each such installment contingent upon continued services of the employee to the Company or a Subsidiary, or both (except for death, Disability, Retirement or termination of employment by the Company or with its consent), to the time for distribution or payment of such installment.

     SECTION 8. DIVIDEND EQUIVALENTS: A grant of Dividend Equivalents shall be made subject to such terms and conditions as the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may determine, and may be awarded only in connection with a Stock Incentive granted under Section 5, 6 or 7. Dividend Equivalents may be awarded either at the time of grant of a Stock Incentive or at any time thereafter during the term of the Stock Incentive. Dividend Equivalents may be payable or credited either in cash, shares of Common Stock, or in Common Stock Equivalents. If credited in Common Stock or in Common Stock Equivalents, they shall be credited at the Fair Market Value of a share of Common Stock on the day of such crediting. The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may provide that any amounts representing dividends earned by Common Stock Equivalents may either be paid currently or credited in cash or in Common Stock or that they may be represented by further Common Stock Equivalents, or any combination thereof. The Committee (or the Independent Directors Committee, as the case may be) may provide that when Common Stock Equivalents shall become payable to the holder, they may be paid in cash or in shares of Common Stock, or a combination of both. To the extent that any payment to the holder with respect to Dividend Equivalents is made in shares of Common Stock, the number of shares of Common Stock used for such payment shall be charged against the maximum limitation set forth in paragraph (a) of Section 4.

     SECTION 9.  OUTSIDE DIRECTORS' OPTIONS:

        (a) On the date of the first Board of Directors meeting after each annual meeting of the shareholders (commencing with the Board of Directors meeting after the 1995 annual meeting of shareholders), each Outside Director shall automatically be granted Options to purchase 1,500 shares of Common Stock. In the event an adjustment is made under the provisions of Section 10 in the outstanding unexercised Options granted to Outside Directors hereunder, a similar adjustment shall be made in the number of Options to be granted to Outside Directors subsequent to the effectiveness of such adjustment.

        (b) The price at which each share of Common Stock covered by Options granted to Outside Directors may be purchased shall be the Fair Market Value of the Common Stock on the date the Options are granted.

        (c) Options granted to Outside Directors hereunder shall be fully vested on the date of grant and shall become exercisable on the first anniversary of such date of grant. Such Options may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board and for a period of five years following retirement or resignation, provided that in no event shall any such Option be exercisable more than ten years after the date of grant.

        (d) In the event of the death of an Outside Director, the Options shall be exercisable only within the three years next succeeding the date of death, and then only by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Options shall pass by the Outside Director's will or the laws of descent and distribution, provided that in no event shall the Option be exercisable more than ten years after the date of grant.

        (e) Except as expressly provided in this Section 9, Options granted to Outside Directors shall be subject to the terms and conditions of Section 6 regarding the terms of Options and to the other relevant provisions of the Plan.

     SECTION 10.  ADJUSTMENT AND CHANGE IN CONTROL PROVISIONS:

        (a) In the event that any recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation, or new, different or additional shares of other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (i) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (ii) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (iii) the purchase price to be paid per share under outstanding Options and other Stock Incentives, (iv) the Fair Market Value of a share of Common Stock on the date of grant of outstanding Stock Appreciation Rights, (v) the dates or events upon which Options and Stock Appreciation Rights may be exercised, which may, in appropriate instances, be related to specific dates or events under any of the aforesaid actions, and (vi) the price to be paid per share by the Company or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such share or other securities, shall in each case be equitably adjusted. In addition, the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may, in its discretion, make the adjustments described above in this paragraph (a) of Section 10 in the event the Company pays a cash dividend in respect of the Common Stock other than a regular quarterly dividend.

        (b) Notwithstanding any other provision of the Plan to the contrary (and notwithstanding any requirement that conditions the receipt of benefits of a Stock Incentive granted hereunder on the completion of a specified period of employment by the holder thereof or on the attainment of certain performance goals by the Company or any group, subsidiary or division thereof), in the event of a Change in Control of the Company the holders of Stock Incentives outstanding as of the date of the occurrence of the Change in Control of the Company shall have the right to surrender such Stock Incentives within the 60-day period following the occurrence of the Change in Control of the Company and to receive cash as consideration for such surrender in accordance with the following:

             (i) A holder of a Stock Award being surrendered shall be entitled to the amount equal to the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs, multiplied by the number of shares in respect of which the Stock Award shall have been surrendered.

             (ii) A holder of Options being surrendered shall be entitled to the amount by which the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs exceeds the exercise price of one share of Common Stock subject to such Option, multiplied by the number of shares in respect of which the Option shall have been surrendered.

             (iii) The holder of Stock Appreciation Rights being surrendered shall be entitled to the amount by which the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs exceeds the Fair Market Value of one share of Common Stock on the date of grant of such Stock Appreciation Rights (as adjusted, if applicable under the terms of the Plan), multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been surrendered. Stock Appreciation Rights granted in connection with the grant of Options may be surrendered only if surrendered together with the surrender of the related Options and the holder thereof shall be entitled to the payment described in this subparagraph (iii) only.

             (iv) All payments to be made pursuant to this paragraph (b) of
        Section 10 shall be made within ten days of the delivery of written notice of such surrender by the holder to the Company.

     SECTION 11. TERM: The Plan shall be deemed adopted and shall become effective on the date it is approved by the shareholders of the Company. No Stock Incentives shall be granted under the Plan after April 30, 2000.

     SECTION 12.  ADMINISTRATION:

        (a) The Plan shall be administered by the Committee which shall consist of not less than three directors of the Company designated by the Board; provided, however, that no director shall be designated as or continue to be a member of the Committee, unless such director shall be (i) a "disinterested person" within the meaning of Rule 16b-3 under the Act (or any successor rule or regulation) and (ii) an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (or any successor provision, rules or regulations).

        (b) The Committee shall have full authority to act for the Company under the Plan, except (i) to the extent the Plan delegates such authority to the Independent Directors Committee, (ii) the authority to amend or discontinue the Plan, which power shall be solely that of the Board, or (iii) to change the terms of any grant of Options to the Outside Directors from that provided for herein. All actions of the Independent Directors Committee shall be based upon recommendations of the Committee.

        (c) The Committee may establish such rules and regulations not inconsistent with the provisions of the Plan as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

        (d) Any action required or permitted to be taken by the Committee (or the Independent Directors Committee) under the Plan shall require the affirmative vote of a majority of all the members of the Committee (or the Independent Directors Committee, as the case may be). The Committee (or the Independent Directors Committee) may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all of the members of the Committee (or the Independent Directors Committee), and any such written determination shall be as fully effective as a unanimous vote at a meeting.

        (e) Members of the Committee and the Independent Directors Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

     SECTION 13.  GENERAL PROVISIONS:

        (a) With respect to any shares of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board) may direct and, without limiting the generality of the foregoing, provision may be made in the grant of Stock Incentives that shares issued or transferred upon their grant or exercise shall be subject to forfeiture upon failure to comply with conditions and restrictions imposed in the grant of such Stock Incentives.

        (b) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may fix a uniform date, within any specified period, either before or after the date so fixed, as of which any exercise of an Option or Stock Appreciation Rights shall be deemed to be effective.

        (c) The Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may, in its discretion, in the event of termination of employment with the consent of the Company or the death, Retirement or Disability of the holder of a Stock Incentive, reduce the period of employment required before such Stock Incentive may be exercised.

        (d) In the event of the termination of employment with the consent of the Company of an optionee or a Key Employee who is a holder of Stock Appreciation Rights, other than by death, Retirement or Disability, the Committee (or the Independent Directors Committee in the case of a grant to a Key Employee who is also a member of the Board) may extend the period during which such Options or Stock Appreciation Rights may be exercised after the date of termination of employment but not beyond the expiration date of the term of the Options or Stock Appreciation Rights.

        (e) Whether an authorized leave of absence or an absence for military or government service shall constitute termination of employment or interruption of required additional continuous employment for the purpose of the Plan shall be determined by the Committee (or the Independent Directors Committee in the case of grants to Key Employees who are also members of the Board).

        (f) Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

        (g) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

        (h) No holder of a Stock Incentive (individually or as a member of a group), and no beneficiary or other person claiming under or through such holder, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to such individual.

        (i) The Company or a Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of the Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Committee takes action to implement such agreement or commitment.

        (j) In the case of a grant of a Stock Incentive to any employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between such two dates, as the Committee shall specify.

        (k) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or Subsidiary determines it is required to withhold in connection with any Stock Incentive.

        (l) No Stock Incentive and no rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish, a beneficiary may be designated in respect of a Stock Incentive in the event of the death of the holder of such Stock Incentive and except that if such beneficiary shall be the executor or administrator of the estate of the holder of such Stock Incentive, any rights in respect of such Stock Incentive may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Incentive or, in the case of intestacy, under the laws relating to intestacy. A Stock Incentive shall be exercisable during the lifetime of the holder thereof only by the holder or by the holder's guardian, conservator or similar legal representative.

        (m) Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

        (n) The place of administration of the Plan shall conclusively be deemed to be within the State of New Jersey and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of New Jersey. Without limiting the generality of the foregoing, the period within which any action must be commenced arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, shall be governed by the laws of the State of New Jersey, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     SECTION 14.  AMENDMENT OR DISCONTINUANCE OF PLAN:

        (a) The Plan may be amended by the Board at any time; provided, however, that, without the approval of the shareholders of the Company, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of Section 4, (ii) amends the provisions of paragraph (a) of
Section 12 with respect to the eligibility of the members of the Committee,
(iii) permits any person to be granted a Stock Incentive who is not at the time of such grant a Key Employee or an Outside Director, (iv) amends any provision of the Plan insofar as it applies specifically to Options granted or to be granted to Outside Directors, (v) amends Section 11 to extend the term of the Plan, or (vi) amends this Section 14.

        (b) The Board may by resolution adopted by a majority of the entire Board discontinue the Plan.

        (c) No amendment or discontinuance of the Plan shall adversely affect any Stock Incentive theretofore granted without the consent of the holder thereof.

                                                                      APPENDIX B

                             INGERSOLL-RAND COMPANY

                       SENIOR EXECUTIVE PERFORMANCE PLAN

     This is the Senior Executive Performance Plan (the "Plan") of Ingersoll-Rand Company (the "Company"), for the payment of incentive compensation to designated employees.

     SECTION 1. DEFINITIONS:

     As used in the Plan, the following terms have the following meanings:

        Board: The Board of Directors of the Company.

        Code: The Internal Revenue Code of 1986, as amended.

        Committee: The Compensation and Nominating Committee of the Board; provided, however, that, notwithstanding any provision of the Plan to the contrary, with respect to a participant who is a member of the Board the term Committee shall mean all of the Outside Directors on the Board, all of whose actions hereunder shall be based upon recommendations of the Compensation and Nominating Committee of the Board.

        Exchange Act: The Securities Exchange Act of 1934, as amended.

        Net Income: The Company's consolidated net earnings as reported in the Company's financial statements included in its annual report to shareholders, before the after-tax effect of (a) losses resulting from discontinued operations, (b) extraordinary gains or losses (as defined by generally accepted accounting principles), (c) the cumulative effect of changes in accounting principles, and (d) any other unusual, non-recurring items of gain or loss which are separately identified and quantified in the Company's reported financial statements.

        Outside Directors: The meaning ascribed to such term in Section 162(m) of the Code and the regulations proposed or adopted thereunder.

        Return on Equity: Net Income divided by the Company's quarterly average common shareholders' equity for the fiscal year.

     SECTION 2. OBJECTIVES:

     The objectives of the Plan are to:

        (a) recognize and reward on an annual basis the Company's senior executive officers for their contributions to the overall profitability of the Company; and

        (b) qualify compensation under the Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

     SECTION 3. ADMINISTRATION: The Plan will be administered by the Committee. The Committee shall contain at least three Outside Directors. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the terms and provisions for making awards and to make all other determinations necessary or advisable for the administration of the Plan.

     SECTION 4. PARTICIPATION: Participation in the Plan in any fiscal year will be limited to individuals who on the last day of the Company's previous fiscal year are (a) the chief executive officer of the Company (or person acting in such capacity), or (b) among the four highest compensated officers (other than the chief executive officer), each as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

     SECTION 5. DETERMINATION OF PERFORMANCE BONUS POOL: The total amount of performance bonuses available for payout for any fiscal year shall be 6% of Net Income that exceeds 6% of Return on Equity (the "Performance Bonus Pool"). In the event that all of the Performance Bonus Pool applicable to any fiscal year is not paid (or deferred under Section 7(b)), the unused portion shall be carried over for allocation in any subsequent fiscal year, provided that the maximum aggregate carryover at any time shall not exceed $2,000,000.

     SECTION 6. DETERMINATION OF PARTICIPANTS' SHARES OF THE PERFORMANCE BONUS
POOL:

        (a) The Committee shall have sole discretion to determine the share of the Performance Bonus Pool available to each participant. In no event shall any participant's share of the Performance Bonus Pool exceed 30% and all participants' shares, in the aggregate, shall not exceed 100% of the Performance Bonus Pool.

        (b) The share of the Performance Bonus Pool available to each participant shall be specified by the Committee no later than 90 days after the commencement of the fiscal year for which the share is awarded and may be determined by position or name and may be prorated for a partial year of service.

        (c) Final payouts are subject to the approval of the Committee and shall occur as provided in Section 7 hereof. The Committee shall have the right to reduce or cancel any payout that would otherwise be due to a participant if, in its sole discretion, the Committee deems such action warranted based on other circumstances relating to the performance of the Company or the participant.

     SECTION 7. TIME AND FORM OF PAYMENT:

        (a) Except as provided in paragraph (b) of this Section 7, awards will be paid in cash as soon as practicable following the public announcement by the Company of its financial results for the fiscal year and written certification from the Committee that the goals described in Section 5 hereof have been attained.

        (b) A participant in the Plan may elect to defer payment of all or any portion of a performance bonus award pursuant to the terms and conditions of any deferral program adopted by the Committee. Such deferral program may provide for a reasonable rate of interest or a return based on one or more predetermined actual investments (whether or not the assets associated with the amount originally deferred are actually invested in them).

     SECTION 8. TERMINATION OF EMPLOYMENT: In the event of a participant's termination of employment for any reason during a fiscal year, the Committee, in its discretion, may provide that the participant (or his or her beneficiary) receive, after the end of the fiscal year, all or any portion of the performance bonus to which the participant would otherwise have been entitled.

     SECTION 9. MISCELLANEOUS:

        (a) Amendment and Termination of the Plan. The Committee with the approval of the Board may amend, modify or terminate the Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect the payment of a performance bonus for a fiscal year already ended.

        (b) No Assignment. Except as otherwise required by applicable law, no interest, benefit, payment, claim or right of any participant under the Plan shall be subject in any manner to any claims of any creditor of any participant or beneficiary, nor to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to take any such action shall be null and void.

        (c) No Rights to Employment. Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its affiliates or associated corporations or affect the right of any such employer to dismiss any employee.

        (d) Beneficiary Designation. The Committee shall establish such procedures as it deems necessary for a participant to designate a beneficiary to whom any amounts would be payable in the event of the participant's death.

        (e) Plan Unfunded. The entire cost of the Plan shall be paid from the general assets of the Company. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor, and neither the Company, nor the Board nor the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities, nor shall the Company be required to reserve or otherwise set aside funds for the payment of its obligations hereunder.

        (f) Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

DIRECTIONS TO WOODCLIFF LAKE

FROM J.F. KENNEDY AIRPORT -
Take the Van Wyck Expressway North to the Grand Central Parkway West to Triboro Bridge. Cross Triboro Bridge and take the Major Deegan Expressway North to the George Washington Bridge. Cross the George Washington Bridge and take Interstate Route 80 West to Garden State Parkway North to Exit 171.

Leave the Garden State Parkway at Exit 171, turn left at Glen Road, cross under the Garden State Parkway and turn left on Chestnut Ridge Road south approximately 3/4 of a mile to Ingersoll-Rand.

[1 Map of N.J. showing location of Woodcliff Lake, 1 Map showing detailed travel route from major highways]

FROM LAGUARDIA -
Take the Grand Central Parkway West and follow the same route as described above from J.F. Kennedy Airport.

FROM NEWARK -
Take the New Jersey Turnpike North to Interstate Route 80 West and follow the same route as described above from J.F. Kennedy Airport.

FROM MANHATTAN -
Take the West Side Highway North to the Henry Hudson Parkway to the George Washington Bridge. Then follow the same route as described above from J.F. Kennedy Airport.

FROM THE NEW YORK THRUWAY -
Follow signs leading to the Garden State Parkway. The first exit southbound on the Garden State Parkway connection is Schoolhouse Road. Turn left off the ramp on Schoolhouse Road and travel one mile to Summit Avenue. Turn right on Summit Avenue and proceed approximately one mile to Chestnut Ridge Road. Turn left on Chestnut Ridge Road and continue south approximately two miles to Ingersoll-Rand.

[LOGO]  INGERSOLL-RAND

                            INGERSOLL-RAND COMPANY

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                        OF SHAREHOLDERS APRIL 27, 1995

The undersigned hereby appoints JAMES E. PERRELLA, THOMAS F. MCBRIDE and PATRICIA NACHTIGAL or any of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all shares of stock of Ingersoll-Rand Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's executive offices, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, on Thursday, April 27, 1995, at 10:30 A.M., or at any adjournments thereof, with all the powers the undersigned would possess, including cumulative voting rights, if then and there personally present, upon the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 15, 1995, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

The nominees for election as directors are Donald J. Bainton, Brendan T. Byrne, Constance J. Horner, H. William Lichtenberger, Alexander H. Massad, Orin R. Smith and Richard J. Swift.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

1.  ELECTION OF DIRECTORS
    THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ON THE REVERSE SIDE
    HEREOF

                   FOR  / /                          WITHHOLD AUTHORITY / /
                 All Nominees                             All Nominees
    (except as marked to the contraty below)

    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   ENTER THE NOMINEE'S NAME ON THE LINE BELOW).

    --------------------------------------------------------------------------

2.  APPROVAL OF INCENTIVE STOCK PLAN OF 1995.
    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL

               / / FOR     / / AGAINST     / / ABSTAIN

3.  APPROVAL OF SENIOR EXECUTIVE PERFORMANCE PLAN.
    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL

               / / FOR     / / AGAINST     / / ABSTAIN

4.  RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT
    ACCOUNTANTS.
    THE BOARD RECOMMENDS A VOTE FOR THE APPOINTMENT

               / / FOR     / / AGAINST     / / ABSTAIN

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

    IF NO CONTRARY SPECIFICATIONS ARE MADE ABOVE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.


                                      Date                               , 1995
                                           ------------------------------

                                      Signature
                                               --------------------------------
                                      Signature
                                               --------------------------------
                                      Please sign exactly as name(s) appear on this proxy. Executors, administrators, trustees, etc. should give full title.